UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 31, 2013

LAREDO PETROLEUM, INC.
(Formerly Known As: Laredo Petroleum Holdings, Inc.)
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35380	45-3007926
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 W. Sixth Street, Suite 1800, Tulsa, Oklahoma	74119
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 513-4570

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
On December 31, 2013, Laredo Petroleum Holdings, Inc., (the “Company”) completed its previously disclosed internal corporate reorganization that merged its wholly-owned subsidiary previously known as Laredo Petroleum, Inc. with and into the Company, with the Company surviving the merger. In connection with such merger, the Company changed its name from Laredo Petroleum Holdings, Inc. to Laredo Petroleum, Inc.
In addition, no holders of the Company's outstanding 9½% Senior Notes due 2019 and 7⅜% Senior Notes due 2022 (collectively, the “Notes”) delivered their Notes for repurchase by the Company pursuant to the previously announced Change of Control Notice and Offer to Purchase dated November 25, 2013 (the “Notices”). The Notices were issued in order to comply with technical requirements related to the Company's internal corporate reorganization.
A copy of the press release announcing the information contained in this Item 7.01 is furnished with this Current Report on Form 8-K.
In accordance with General Instruction B.2 of Form 8-K, the information included in this Item 7.01 of this Current Report on Form 8-K, including the attached Exhibit 99.1, is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated December 31, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAREDO PETROLEUM, INC.

Date: December 31, 2013	By:	/s/ Kenneth E. Dornblaser
Kenneth E. Dornblaser
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated December 31, 2013

3